UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 12, 2009
BRIGHTPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)
Indiana

(State or Other Jurisdiction of Incorporation)

1-12845	35-1778566

(Commission File Number)	(IRS Employer Identification No.)

7365 Interactive Way, Suite 200, Indianapolis, IN	46278

(Address of Principal Executive Offices)	(Zip Code)
(317) 707-2355

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
Amendment to Credit Agreement
     On March 12, 2009, the Registrant entered into the Third Amendment to its credit agreement (the “Third Amendment”), which, among other things, in certain circumstances lowered the amount of assets pledged as collateral under the agreement. The amendment was arranged by Banc of America Securities LLC with participation in the facility by Bank of America, N.A., ABN Amro N.V., Nordea Bank Danmark A/S, Citibank, N.A., The Royal Bank of Scotland PLC, Bank DnB NORD A/S, Fifth Third Bank, Inc., General Electric Capital Corporation, Wells Fargo Bank, N.A., Deutsche Bank AG, National City Bank, Bank of Tokyo-Mitsubishi Trust Company, Nykredit Bank A/S, HSH Nordbank AG, and BMO Capital Markets Financing, Inc.
     The description of the Third Amendment is qualified in its entirety by reference to the full text therein, which is attached to this Report as an exhibit and incorporated herein by reference. The Third Amendment contains representations and warranties that the parties to such agreement made to and solely for the benefit of the other parties to such agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the respective date of the Third Amendment. In addition, the Third Amendment is modified by any applicable underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the respective dates of the Third Amendment, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	Third Amendment dated March 12, 2009 to Credit Agreement dated February 16, 2007 by and among the Brightpoint, Inc. (and certain of its subsidiaries identified therein), Bank of America, N.A., as administration agent, and the other lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTPOINT, Inc. (Registrant)
By:	/s/ Steven E. Fivel
Steven E. Fivel
Executive Vice President, General Counsel and Secretary

Date: March 13, 2009